Exhibit 10.34

             ASK JEEVES QUESTION & ANSWER SERVICE AGREEMENT *_____
--------------------------------------------------------------------------------

CUSTOMER ("Customer") as set            Ask Jeeves, Inc. ("Ask Jeeves")
forth on Service Order

     /s/ Jacob R. Miles, III                 /s/ Amy Slater
----------------------------            ------------------------
Signature                               Signature

         Jacob R. Miles, III                     Amy Slater
----------------------------            ------------------------
Print Name                              Print Name

         CEO                                     General Counsel
----------------------------            ------------------------
Title                                   Title

         12/29/99                                1/10/00
----------------------------            ------------------------
Date                                    Date

This ASK JEEVES QUESTION & ANSWER SERVICE AGREEMENT is a master agreement between Ask Jeeves and Customer which governs the use of the Question and Answer Service by Customer and the performance of services by Ask Jeeves, (together with the Service Order describing specifics of the Services to be rendered, payments, the "Agreement").

1. Definitions.

      1.1 "Answer Content" means the web contents for which Ask Jeeves will develop and maintain a question & answer system. The initial Answer Content is specified in the Statement of Work.

      1.2 "Knowledgebase(s)" means the set(s) of proprietary Ask Jeeves data files, developed and compiled by Ask Jeeves, that, when used in conjunction with software delivered under the Service, allow web users access to online information contained within the Answer Content using the question & answer format.

      1.3 "Service"  includes the Ongoing  Knowledgebase  Services under Section
3.1 Knowledgebase(s), any software Ask Jeeves delivers for use with the services rendered by Ask Jeeves, and other items that Ask Jeeves may deliver to Customer from time to time under this Agreement. Unless otherwise specified in the Order Form, the Service will be the English-language version.

      1.4 "Site(s)" means the website(s) (or part of website(s) specified on the Service Order on which Customer may make the Service available to users. The Site includes co-branded (where both Customer and a third party prominently brand) or framed versions of the Site but does not include any customized version of the Site not primarily branded as a Customer site.

2. Knowledgebase Build Services.

      2.1 Creation. Ask Jeeves will build the Knowledgebase(s) as set forth in the Statement of Work, and deliver the completed Knowledgebases(s) to Customer.

      2.2 Customer Assistance. Customer agrees to assist Ask Jeeves with the creation of the Knowledgebase(s), including but not limited to (i) providing a designated employee to act as liaison with Ask Jeeves for the build of the Knowledebase(s), (ii) modifying the web content (e.g. adding location tags) in order to maximize the efficacy of the Knowledgebase(s), (iii) providing access to website content that will be referenced by the Knowledgebase(s), and (iv) providing timely information about any planned changes to the content or organization of the Site(s) that materially affects the development of the Knowledgebase(s). Customer acknowledges that Ask Jeeves' timely delivery of the Knowledgebase(s) is dependent on Customer's assistance.

      2.3 License to Materials. Customer acknowledges that in order to perform the Services Ask Jeeves may be required to have access to certain Customer software, equipment, the Answer Content, and other material of Customer or Customer's suppliers ("Customer Materials"). Customer grants to Ask Jeeves a non-exclusive, non-transferable license to use the Customer Materials for this purpose.

      2.4 Changes to Creation Services Scope. If Customer desires to change the Statement of Work, Customer will submit a written request to Ask Jeeves detailing the proposed changes. Ask Jeeves will notify Customer of resource availability, resulting cost, and schedule changes and whether Ask Jeeves has the resources available to make these changes. If Ask Jeeves has adequate resources to make the change it will so advise the Customer, and the amendments will be made in writing to reflect the changes. If Customer and Ask Jeeves are not able to agree to the proposed changes to the Statement of Work, it will remain unchanged.

      2.5 Content and Creation of Site. Unless otherwise specified on the Service Order, Customer agrees that it shall be responsible for the creation of all Customer Materials and all contents of the Site other than the Services.

3. Ongoing Knowledgebase Services.

      3.1 Ongoing Knowledgebase Service Offering. Following delivery of the Service under Section 2.1, and while Customer is current in its payments of the Ongoing Knowledgebase Services fees listed on the Service Order, Ask Jeeves will provide services to Customer under Ask Jeeves' then-current Ongoing Knowledgebase Services Program for the Knowledgebases(s) created pursuant to the Agreement. Ask Jeeves' current program provides the following services:

            a. New Content Mapping. As Customer adds Answer Content to the Site, Ask Jeeves will map questions to the new content

            b. Ongoing Question Refinement. Based on and user use, Ask Jeeves will refine the questions in the Knowledgebase to provide for improved relevance of answers.

            c. Analysis of Missing Content. Ask Jeeves will analyze areas of the Answer Content for which answers to questions are not available and refine the Knowledgebases.

      d. Reports.  Based on user logs  delivered to Ask Jeeves by Customer under
Section 6, Ask Jeeves will generate standard reports setting forth end user activity and make these

================================================================================
     Ask Jeeves internet use only: signatures below are not from authorized individuals and do not constitute acceptance of terms.
    T&C Approvals: Production (Holtmann or Lomond):____ | Finance (Davis):____
                            | Legal (Jha or Slater):____
       Internal approvals must be obtained by sales on hard copy prior to
                             Ask Jeeves signature.
================================================================================


QUESTION & ANSWER SERVICE AGREEMENT PAGE 1      CONFIDENTIAL

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reports available to Customer via the Ask Jeeves reporting extranet.

Ask Jeeves will provide up to the number of hours of Ongoing Knowledgebase Services listed on the Service Order. Ask Jeeves may from time to time revise its Ongoing Knowledgebase Services Program offerings at its discretion, provided that Ask Jeeves will apply the changes equally to all program participants.

4. License to Ask Jeeves Service.

      4.1 License. Subject to the terms of this Agreement, Ask Jeeves grants Customer a limited, nonsublicensable, nontransferable, non-exclusive right to use the Service solely to permit users of the Site(s) access to the software portions of the Service on the Site(s). Customer may only make copies of the Service (i) for installation and use on the Sites and (ii) backup copies of the Service made incidentally to backing up the Sites. Customer must reproduce and include the copyright notice and any other notices that appear on the Service, including on the copy's media. Customer will only use the Service in the Technical Environment described on the Service Order.

      4.2 Restrictions. Customer will not, and will not allow any third party to: (i) decompile, disassemble, or otherwise reverse engineer the Service by any means whatsoever, (ii) provide, lease, lend, use for timesharing or service bureau purposes or otherwise use the Service for or with a third party (except as end users may use the Service over Customer's web site), (iii) modify the Service or incorporate it into software, except to the extent that the Service may be used on the Site in accordance with its documentation, (iv) disseminate performance information or analysis relating to the Service; (v) use any portion of the Service to create a competitive service, product or technology; or (vi) enter into any arrangement with a third party to use the Service without displaying the Site itself (such as querying the Site or displaying the answers without taking the user to the Site). Customer may not use the Service for any purpose or in any manner not expressly permitted in this agreement. Customer has no right to receive any source code or design documentation relating to the Service. If the laws of any applicable jurisdiction limit the enforceability of these restrictions, they will be limited so that they prohibit the activity only to the maximum extent permitted by law, and Customer agrees to negotiate in good faith with Ask Jeeves the terms of a license prior to engaging in any of the above activities.

      4.3 Updates and Fixes. During the term of this Agreement Ask Jeeves will provide bug fixes, software updates and enhancements to Customer under Ask Jeeves' then-current Update Program. Customer acknowledges that the functioning of the Service depends on Customer using the most current version of the Service, and agrees to use the most current version of the Service delivered to Customer under the Update Program. All bug fixes, updates and enhancements provided will be Services for the purposes of this Agreement. Ask Jeeves' current Update Program provides customers with bug fixes and performance enhancements to the software portions of the Service; but does not include platform extensions (such as product extensions to different hardware platforms or different operating system platforms) or new functionality in new releases of the Services; Ask Jeeves may from time to time revise its Update Program offerings at its discretion, provided that Ask Jeeves will apply the changes equally to all program participants.

5. Ownership. The Customer Materials are the property of Customer. Ask Jeeves retains ownership of the Service and all copies and portions of the Service. All rights not expressly granted under this Agreement are reserved by Ask Jeeves.

6. Payment and Records.

      6.1 Payment. Customer agrees to pay Ask Jeeves the amounts and on the schedule set forth on the Service Order.

      6.2 Records and Audit. Each party agrees that it will maintain complete records, including usage records of the Service and Knowledgebase, for a period of two years. Each Party will have the right to examine the other party's records or reports made under this Agreement from time to time to determine the correctness of any report or payment made under this Agreement. If any inspection shows that the other party underpaid the sums due, then the audited party will immediately pay any deficiency with interest at a rate equal to the lower of one and a half percent per month from the date due, or at such lower rate as is the maximum rate permitted by applicable law. If any audit reveals an underpayment of more than five percent of the correct amount of fees due hereunder, the audit will be at the expense of the underpaying party.

      6.3 User Logs. Customer agrees to provide log files generated from the software portion of the Services to Ask Jeeves daily. Customer agrees that failure to timely deliver the user logs will excuse Ask Jeeves from rendering Ongoing Knowledgebase Services to the extent these Services utilize these logs.

7. Term and Termination. This Agreement will be effective for the term set forth on the applicable Service Order. Following the expiration of this term this Agreement will automatically renew for additional one year terms unless either party gives the other party written notice that it elects not to renew at least 60 days prior to the expiration of a term. Ask Jeeves agrees that it will negotiate in good faith and under its then-current pricing the terms of a renewal of this Agreement, which will not be unreasonably withheld or delayed. This Agreement will terminate automatically if either party fails to cure any material breach of this Agreement within 30 days after the breach first occurs (or immediately in the case of a breach of Section 4) Upon either any termination for Customer's breach or any expiration, Customer will immediately
(i) cease all use of the Service and return or destroy all copies of the Service and all portions thereof and so certify in writing to Ask Jeeves and (ii) pay Ask Jeeves all amounts due under Section 6.1. Upon any termination for Ask Jeeves' breach, Customer may continue to use the software portions of the Service under the terms hereof for a period of time equal to the remainder of the then-current term. Sections 1,5,6.2,7,8.5,9,10.2,11,15 and 16 will survive any expiration or termination of this Agreement.

8. Limited Warranty and Disclaimer.

      8.1 Development Warranty. Ask Jeeves will perform the development efforts in a good and workmanlike manner.

      8.2 Limited Warranty. Ask Jeeves warrants that for a period of 30 days from Customer's receipt of the Service that the Service will materially conform to Ask Jeeves' then-current published documentation for the Service. This warranty covers only problems reported to Ask Jeeves during the 30 day period. Ask Jeeves warrants that it has the right to provide the Service.

      8.3 Year 2000 Compliance. Ask Jeeves warrants that it has made diligent efforts to ensure that date calculations, including sorting data by date, will neither cause an abnormal termination nor generate inconsistent results. The foregoing warranty will not apply to output, results, errors, or abnormal


QUESTION & ANSWER SERVICE AGREEMENT PAGE 2      CONFIDENTIAL

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termination  caused on whole or in part but (i) any functionality of the Service not created by Ask Jeeves or use of the Service in combination with any other service not created by Ask Jeeves, (ii) errors not attributable to date-specific data, (iii) any modifications of the Service not made by Ask Jeeves, and (iv) any data provided to the Service which does not specify the century or is incorrect or ambiguous.

      8.4 Sole Remedy. The sole and exclusive remedy for any breach of the warranties in this Section 8 will be for Ask Jeeves to use commercially reasonable efforts to promptly correct or replace the Service or re-perform the development so that it complies with the terms of the warranties set forth above.

      8.5 Warranty Disclaimer. EXCEPT FOR THE WARRANTIES IN SECTIONS 8.1, 8.2 and 8.3, THE SERVICE IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND AND ASK JEEVES HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, EXCEPT FOR THE EXPRESS WARRANTIES IN SECTIONS 8.1, 8.2 and 8.3, ASK JEEVES DOES NOT WARRANT OR REPRESENT THAT THE SERVICE WILL BE FREE FROM BUGS OR THAT ITS USE WILL BE INITERRUPTED OR ERROR-FREE OR MAKE ANY OTHER REPRESENTATIONS REGARDING THE UPTIME, USE OR THE RESULTS OF THE USE, OF THE SERVICE OR WRITTEN MATERIALS IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. Customer understands that Ask Jeeves is not responsible for and will have no liability for hardware, software, or other items or any services provided by any persons other than Ask Jeeves.

9. Limitations of Liability. ASK JEEVES WILL NOT BE LIABLE FOR ANY LOSS OF USE, LOSS OF DATA, INTERRUPTION OF BUSINESS, DOWNTIME, LOST PROFITS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY, OR OTHERWISE, EVEN IF ASK JEEVES HAS BEEN ADVISED OF THE POSSIBILTY OF DAMAGES. IN NO EVENT WILL ASK JEEVES' LIABILITY TO CUSTOMER INDER THIS
AGREEMENT EXCEED PAYMENTS RECEIVED BY ASK JEEVES FROM CUSTOMER UNDER THIS AGREEMENT WTHIN THE PRECEDING TWELVE MONTHS. THE EXISTENCE OF ONE OR MORE CLAIMS WILL NOT ENLARGE THIS LIMIT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS SECTION IS AN ESSENTIAL ELEMENT OF THE AGREEMENT AND THAT IN ITS ABSENSE, THE ECONOMIC TERMS OF THIS AGREEMENT WOULD BE SUBSTATNTIALLY DIFFERENT. THIS SECTION IS SEVERABLE AND SHALL SURVIVE ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT.

10. Indemnity.

      10.1. Ask Jeeves Indemnity. Ask Jeeves agrees to indemnify, defend and hold harmless Customer from and against any and all liabilities, damages, loss, demands, fees, expenses, fines, penalties and direct costs (including attorneys' fees) incurred by Customer and arising from any claims, suits, actions or proceedings brought against Customer by any third party that alleges that the Service infringes any U.S. patent, trademark or copyright of a third party existing as of the effective date of this Agreement or misappropriates third party any trade secret; provided that Customer provides Ask Jeeves (i) prompt written notice of the existence of the claim, suit, action or proceeding, (ii) sole control over the defense or settlement of the claim, and (iii) assistance at Ask Jeeves' request to the extent reasonably necessary for the defense of the claim or suit. Ask Jeeves will not indemnify Customer for any claims based on
(a) any non-Ask Jeeves intellectual property or Service incorporated in or combined with the Service where in the absence of the incorporated item, the Service would not have been infringing, (b) Service which has been altered or modified by any other party other than Ask Jeeves where in the absence of the alteration or modification the Service would not be infringing, and (c) any use of an outmoded version of the Service for which Ask Jeeves has made available an updated, revised or repaired version which is not infringing. The indemnity in this Section 10.1 sets forth Ask Jeeves' sole and exclusive obligation and Customer's sole and exclusive remedy for any claim of intellectual property infringement or misappropriation.

      10.2 Customer Indemnity. Customer agrees to indemnify, defend and hold harmless Ask Jeeves from and against any and all liabilities, damages, loss, demands, fees, expenses, fines, penalties and direct costs (including attorneys' fees) incurred by Ask Jeeves and arising from any claims, suits, actions or proceedings brought against Ask Jeeves by any third party arising out of the content of the Site or alleging that all or any part of the Customer Materials or the Site infringe any patent, copyright, trademark or other intellectual property right of a third party or misappropriate any third party trade secret; provided that Ask Jeeves provides Customer (i) prompt written notice of the existence of the claim, suit, action or proceeding, (ii) sole control over the defense or settlement of the claim, and (iii) assistance at Customer's request to the extent reasonably necessary for the defense of the claim or suit Customer will not indemnify Customer for any claims to the extent based on the Service as it exists without combination with other materials. Customer agrees to indemnify and defend Ask Jeeves from and against any claims of injury arising from Ask Jeeves' work on Customer's premises.

      10.3 Mitigation. Upon notice of any claim of infringement or upon reasonable belief of the likelihood of such a claim, an indemnifying party under this Section 10 will have the right, as its option, (i) to obtain the rights to continued use of the allegedly infringing item, (ii) substitute other suitable, functionally-equivalent, non-infringing items, (iii) replace or modify the allegedly infringing item or its design so that it is no longer infringing.

11. Confidentiality. In the course of performing this Agreement, the parties may disclose to each other information identified as confidential at the time of disclosure ("Confidential Information"), including information about their technology and businesses. The terms of this Agreement are Confidential Information of Ask Jeeves, subject to requirements for government authority disclosure set forth below. Customer acknowledges that the user logs will contain certain Ask Jeeves Confidential Information (such as payments due) and agrees not to disclose user logs to third parties. All Confidential Information will remain the sole property of the disclosing party, and the receiving party will have no interest in or rights with respect to it except as expressly set forth in this Agreement. Each party agrees to maintain all Confidential Information of the other party in


QUESTION & ANSWER SERVICE AGREEMENT PAGE 3      CONFIDENTIAL

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confidences and further agrees to take all reasonable precautions to prevent any unauthorized disclosure of the information. This restriction on disclosure will not apply with respect to any information which (a) becomes generally known or publicly available through no act or failure to act on the part of the receiving party; (b) is known by the receiving party at the time of receiving the information as evidenced by its records; (c) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; or (d) is delivered to Ask Jeeves by Customer for placement on the Service during the development of the Service. A party may disclose
Confidential Information to the extent required by law (for example, as this Agreement may be required to be filed as a material agreement with the SEC) or government order, provided that it notifies the other party promptly and informs the requesting entity of the confidential nature of the information. If Customer is required to file this Agreement as a material agreement, it shall request redaction of the price terms hereof. This Section 11 will survive any termination of the Agreement for a period of five years.

12. No Export. Customer acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin, including the software portion of the Services. Customer agrees that it will not export or re-export the software from the United States or the country originally shipped to by Ask Jeeves in any form, without the appropriate United States and foreign governmental licenses. Customer agrees that its obligations pursuant to this section will survive and continue after any termination or expiration of rights under this Agreement.

13. Publicity and Branding. Customer agrees to the branding and press release terms of the Branding Schedule attached to the Service Order Form. Subject to the terms and conditions of this Agreement, Ask Jeeves grants Customer a non-exclusive, non-transferable license to use the Ask Jeeves marks and logos as set forth in the Branding Schedule on the Site solely in connection with the Service.

14. Assignment. This Agreement is assignable by Customer only in connection with an assignment of all assets relating to the Site and if the assignee agrees in writing to be bound by the terms of this Agreement. Ask Jeeves may assign this agreement in connection with the sale of all or substantially all of its assets relating to the Services. All other assignments are without effect and shall be void.

15. Governing Law. This Agreement will be deemed to have been made in, and will be construed pursuant to the laws of the State of California and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. Any suit or proceeding arising out of or relating to this Agreement will be commenced in a federal court in the Northern District of California or in state court in Alameda County, California, and each party irrevocably submits to the jurisdiction and venue of these courts.

16. Miscellaneous. Both parties recognize and agree that there is no adequate remedy at law for a breach of this agreement that such a breach would irreparably harm the other party, and that each party is entitled to seek equitable relief in additional to any other remedies available at law. Each party is an independent contractor of the other and neither is an employee, agent, partner or joint venturer of the other. Neither party will make any commitment, by contract or otherwise, binding upon the other or represent that it has any authority to do so. Any notice, report, approval or consent required or permitted under this agreement will be in writing to the address specified in the Service Order, Any waiver by either party of any breach of this Agreement, whether express or implied, will not constitute a waiver of any other or subsequent breach. No provision of the Agreement will be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving the provision and signed by a duly authorized officer of the waiving party. Any claim by Customer of deficient performance of the Services must be brought within one year of the date the allegedly deficient Service was delivered. No handwritten markings changing terms of this Agreement will be effective, and are rejected by Ask Jeeves, unless the change is expressly noted as accepted by both parties by signature in the margin next to the change. If any provision of this Agreement is adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. The parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties, and supercedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.


QUESTION & ANSWER SERVICE AGREEMENT PAGE 4      CONFIDENTIAL

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                  Addendum to the Order Form Agreement between
                             UrbanCool.Network.com
                                      And
                                Ask Jeeves, Inc.

The order form dated  December  29, 1999 shall be amended to read the  following

Initial payment of $80,000 for the build shall be paid as follows

$15,000 upon invoice
$65,000 due on or before February 29, 2000.

Upon completion of this agreement, UrbanCool.Network.com and Ask Jeeves, Inc. will work to establish a referral program for UrbanCool.Network.com to receive referrals fees of not less that 5% and up to 10% for helping to create additional corporate accounts for Ask Jeeves in perpetuity of contractual relationship.

Urban Cool Network has the right to use any character of its choice throughout its website and marketing relationships at no additional charge for development or use.

Urban Cool Network, Inc.                Ask Jeeves, Inc.

/s/ Jacob R. Miles, III                 /s/ Amy Slater
----------------------------------      ----------------------------------
Signature of Authorized Individual      Signature of Authorized Individual

        12/29/99                                1/10/00
----------------------------------      ----------------------------------
Date                                    Date